EXHIBIT 6.37
TOTAL FILM GROUP, INC.
(A Delaware Corporation)

WARRANT CERTIFICATE

WARRANT NUMBER: C-1NUMBER OF WARRANTS: 200,000

     FOR VALUE RECEIVED, Total Film Group, Inc. (the "Company"), a Delaware corporation, hereby certifies that JBRG CONSULTANTS, the registered holder hereof, or registered assigns ("Holder") is entitled to purchase subject to the terms and conditions hereinafter set forth at any time beginning June 1, 2000 and ending on 5:00 p.m., Pacific time on November 19, 2002 (the "Expiration Date"), and not thereafter one (1) share of the common stock ("Common Stock") of the Company for each one (1) Warrant exercised, at a price of $2.00 per share of Common Stock (the "Warrant Price"), and receive a certificate(s) for the Common Stock so purchased, upon presentation and surrender to the transfer agent for the Company, with the form or subscription duly executed, and accompanied by payment of the purchase price of each share purchased, either in cash or by certified check or bank draft, payable to the order of the Company. Fractional shares of the Company's Common Stock will not be issued upon the exercise of the Warrant.

THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES.

     The Company covenants and agrees that all shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be free from all taxes, liens and charges with respect to the purchase thereof hereunder. This Warrant shall not be exercised by Holder in any state where such exercise would be unlawful such as a state in which the Company's Common Stock is not registered. The Company will not attempt to qualify the shares represented by this Warrant for sale in jurisdictions where holders of the Company's Warrants reside, unless done as a part of the initial registration of its securities.

     The number of shares of Common Stock purchasable upon the exercise of this Warrant and the purchase price shall be subject to adjustment from time to time as set forth herein.

     The Company agrees at all times to reserve or hold available a sufficient number of shares of its Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable to accrue in respect to this Warrant or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that this Warrant shall be exercised, and the Common Stock purchasable upon exercise thereof shall become deliverable.

     The Warrants are redeemable by the Company at any time prior to the Expiration Date on not less than thirty (30) days prior written notice, at a redemption price of $.01 per Warrant, provided that prior to the redemption the closing price of the Common Stock issuable upon exercise of a Warrant shall equal or exceed $7.00 per share for twenty (20) business days within any period of thirty (30) consecutive business days ending within ten (10) days preceding the written notice. If the Company shall elect to redeem Warrants, notice of redemption shall be given to the holders of all outstanding Warrants to whom the redemption shall apply by mailing by first-class mail a notice of such redemption, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption, to their last addresses as they shall appear upon the registry books, but failure to give such notice by mailing to the holder of any Warrants, or any defect therein, shall not affect the legality or validity of the proceedings for the redemption of any other Warrants. The notice of redemption to each holder of Warrants shall specify the date fixed for redemption and the redemption price at which Warrants are to be redeemed, and shall state that payment of the redemption price of the Warrants will be made at the office of the Company upon presentation and surrender of such Warrants, and shall also state that the right to exercise the Warrants so redeemed will terminate as provided in this Agreement (stating the date of such termination) and shall state the then current Warrant Price. If the giving of notice of redemption shall have been completed as above provided, and if funds sufficient for the redemption of the Warrants shall have been deposited with the Company for such purpose, the right to exercise the Warrants shall terminate at the close of business on the business day proceeding the date fixed for redemption, and the holder of each Warrant shall thereafter be entitled upon surrender of his Warrants only to receive the redemption price thereof, without interest.

     This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as many be designated by the registered owner at the time of such surrender.

     The Company may deem and treat the Holder at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     The issuance of this Warrant is subject to the following conditions:

     (1) If the Company shall at any time subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such subdivision shall be proportionately increased in each instance, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased in each instance.

     (2) If the Company shall distribute to all of the holders of its shares of Common Stock any security (except as provided in the preceding paragraph) or other assets (other than a distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment shall become effective as of the day following the record date for such distribution.

     (3) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is required to be adjusted as provided in the Warrant Agency Agreement, the Warrant Price shall be adjusted (to the nearest cent) in each instance by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     (4) In case of any reclassification of the outstanding shares of Common Stock, other that a change covered by paragraph (1) above or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other that a consolidation merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expirations of the respective rights of exercise of the Warrant) to receive upon the exercise thereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise of the Warrants immediately prior to such event; and if any classification also results in a change in shares of Common Stock covered by paragraph (1) above, then such adjustment shall be made pursuant to both paragraph (1) above and this paragraph (4). The provisions of this paragraph (4) shall similarly apply to successive reclassifications, or capital reorganizations, mergers or consolidations, sales or other transfers.

     (5) In case of the dissolution, liquidation or winding-up of the Company, all rights under any of the Warrants not redeemed or expired by their terms shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination or purchase rights shall be given to the registered Holder of this Warrant as the same shall appear on the books of the Company, by certified or registered mail at least thirty (30) days prior to such termination date.

     (6) In case the Company shall, at any time prior to the Expiration Date of the Warrants, and prior to the exercise thereof, offer to the holders of its Common Stock any right to subscribe for additional shares of any class of the Company, then the Company shall give written notice thereof to the registered Holder of this Warrant not less than thirty (30) days prior to the date on which the books of the Company are closed or a record date fixed for the determination of stockholders entitled to such subscription rights. Such notice shall specify the date as to which the books shall be closed or record date be fixed with respect to such offer or subscription, and the right of the holders to participate in such offer or subscription shall terminate if this Warrant shall not be exercised on before the date of such closing of the books or such record date.

     (7) If the Company after the date hereof shall take any action affecting the shares of its Common Stock, other than that action described above, which, in the opinion of the Board of Directors of the Company, would materially affect the rights of the Holder of this Warrant or the Warrant Price, the number of shares of Common Stock purchasable on exercise of this Warrant shall be adjusted in each instance and at such time as the Board of Directors of the Company, in good faith, may determine to be equitable under the circumstances.

     Grant of Registration Right. The Company hereby grants the following registration rights in connection with the shares of common stock underlying the Warrants (hereinafter the "Registerable Shares"):

     (a) Piggyback Rights. In the event the Company files a registration statement with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act with respect to shares of its common stock, at any time through the Expiration Date, on a form appropriate for registering the Registerable Shares, the Company shall give written notice thereof to the Warrant Holder prior to such filing, and Warrant Holder shall have the right to request to have included therein such number of the Registerable Shares as shall be specified in such request, provided, however, that the inclusion of such shares shall not unreasonably interfere with the Company's registration of its shares and that in no event shall Company be obligated (i) to file such registration statement at any time other than during the period ended upon the Expiration Date, or (ii) to keep the prospectus with respect to such stock current for more than nine months after the effective date of the registration statement. If Warrant Holder does not make a request for such registration within twenty days after receipt of notice from the Company, the Company shall have no obligation to include any such Registerable Shares in such registration statement, or in any future registration statement.

     (b) State Registrations. In connection with a registration statement filed with the SEC pursuant to this paragraph, and at the written request of Warrant Holder, the Company shall file a registration statement with one state in which the Warrant Holder intends to sell such shares, provided that such filing can be made without unreasonable expense to the Company and without materially affecting the registration statement filed with the SEC. The Company shall cooperate with the Warrant Holder in the filing of a registration statement in one or more additional states, provided that the Warrant Holder shall reimburse the Company for its time, effort, and costs reasonably associated with such filings.

     (c) Payment of Expenses. The Company shall bear all expenses incurred by it in registering the Registerable Shares hereunder, including without limitation, all filing, registration and qualification fees of the SEC or any state agency (except for fees incurred in states expressly designated by the Warrant Holder in subparagraph (b) above), printing expenses, fees and disbursements of legal counsel and all accounting expenses including expenses of the year-end audits. The Warrant Holder shall bear the fees and disbursements of its own legal counsel, underwriting or brokerage discounts and commissions, expenses of its brokers or underwriters, and fees of the National Association of Securities Dealers, Inc.

     (d) Cooperation of the Warrant Holder. It shall be a condition of the obligations of the Company to take action in response to any request for registration that such request include or be accompanied by all of the following: (i) the Warrant Holder's confirmation that the Warrant Holder then has a present intention of selling or distributing the shares which are the subject of such request; (ii) information with respect to the Warrant Holder and the number of shares proposed to be sold and a description of such shares, or, to the extent that such information is not then available, the Warrant Holder's undertaking to furnish the same; (iii) the indemnity agreement specified in subparagraph (e) below; (iv) the Warrant Holder's agreement to refrain, in connection with such registration, offering and sale, from taking any action violative of the anti-manipulative rules promulgated under the Securities Exchange Act of 1934, as amended; and (v) the Warrant Holder's agreement to cooperate with the Company generally in connection with such registration, and the undertaking to execute such further documents relating to formal matters in connection with such registration, offering and sale as may be necessary, appropriate and proper to effectuate the transactions contemplated by such request.

     (e) Indemnification. The request for registration hereunder shall be accompanied by an agreement of the Warrant Holder to indemnify the Company, each of its directors, each of its officers who sign the registration statement, and each person who controls the Company against any loss, claim, liability, damage or action arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement when the same becomes effective or in any final prospectus or amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the indemnified persons for any legal or other expenses reasonably incurred in investigating or defending any such action or claim, but only to the extent that the untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Warrant Holder for use in the registration statement, final prospectus, or amendment or supplement thereto, as the case may be.

     (f) Assignment. The registration rights granted hereunder may be assigned by the Warrant Holder to any person or persons to whom or to which it shall transfer all or a portion of the Warrants, provided that such person or persons shall agree to be bound by the provisions of the Paragraph.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer effective the 19th day of November 1999.

     Total Film Group, Inc.

     By /s/ Gerald Green, President

ATTEST:

/s/ Eli Boyer, Secretary

ASSIGNMENT FORM
(To be executed by the registered Holder to effect a Transfer of the Within Warrant)

For Value Received
hereby sells, assigns, and transfer unto

(Please print or typewrite name and address, including postal zip code of assignee)

this Warrant and the rights represented thereby to purchase Common Stock in accordance with the terms and conditions thereof, and does hereby irrevocable
constitute and appoint                                              attorney
to transfer this Warrant on the books of the Company with full power of substitution.

Date:
Signed

SUBSCRIPTION FORM
(To Be Executed by the Registered Holder to Exercise The Rights
To Purchase Common Stock Evidenced By The Within Warrant)


The undersigned hereby irrevocably subscribes
for                                shares of the Common Stock of Total Film
Group, Inc., pursuant and in accordance with the terms and conditions of the
Warrant and hereby makes payment of $                        therefor, and
requests that certificate(s) for such shares be issued in the name of the undersigned and be delivered to the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below:

Date:                                            Signed

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE SIGNATURE TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.